EXHIBIT 10.30

Hittite Microwave Corporation

INDEMNIFICATION AGREEMENT

This Agreement, made and entered into as of this 10th day of December, 2008, (“Agreement”), by and between Hittite Microwave Corporation, a Delaware corporation (“Company”), and [name of director] (“Indemnitee”).

WHEREAS, by acting as a director of the Company Indemnitee performs a valuable service for the Company;

WHEREAS, the Company has adopted Bylaws (the “Bylaws”) and a Certificate of Incorporation (the “Certificate of Incorporation”) providing for the indemnification of the officers and directors of the Company to the maximum extent authorized by Section 145 of the Delaware General Corporation Law, as amended (the “Law”);

WHEREAS, the Bylaws, the Certificate of Incorporation and the Law, by their nonexclusive nature, permit contracts between the Company and the officers or directors of the Company with respect to indemnification of such officers or directors;

WHEREAS, in accordance with the authorization as provided by the Law, the Company may purchase and maintain a policy or policies of directors’ and officers’ liability insurance (“D & O Insurance”), covering certain liabilities which may be incurred by its officers or directors in the performance of their obligations to the Company;

 WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of its directors to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified; and

WHEREAS, in order to induce Indemnitee to continue to serve as a director of the Company, the Company has agreed to enter into this contract with Indemnitee,

NOW, THEREFORE, in consideration of Indemnitee’s service as a director after the date hereof, the parties hereto agree as follows:

ARTICLE I.
Definitions

For purposes of this Agreement, the following terms shall have the meanings indicated:

1.01. “Board” shall mean the Board of Directors of the Company.

1.02. “Code of Conduct” shall means the Company’s Code of Business Conduct and Ethics as in effect from time to time.

1.03. “Corporate Status” describes the status of a person who is or was a director, officer, employee, agent, trustee, or fiduciary of the Company or of any other corporation, partnership, joint venture, trust , employee benefit plan, or other enterprise which such person is or was serving at the express written request of the Company.

1.04. “Court” means the Court of Chancery of the State of Delaware, the court in which the Proceeding in respect of which indemnification is sought by Indemnitee shall have been brought or is pending, or another court having subject jurisdiction and personal jurisdiction over the parties.

1.05. “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

1.06. “Employment Agreement” means the employment agreement between the Company and Indemnitee, if any, as it may be amended from time to time.

1.07. “Enterprise” shall mean the Company and any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the express written request of the Company as a director, officer, employee, agent, trustee or fiduciary.

1.08. “Expenses” shall include, without limitation, all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplication costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating or being or preparing to be a witness in a Proceeding.

1.09. “Good Faith” shall means Indemnitee having acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interest of the Company or, in the case of an Enterprise which is an employee benefit plan, the best interests of the participants or beneficiaries of said plan, as the case may be , and, with respect to any Proceeding which is criminal in nature, having had no reasonable cause to believe Indemnitee’s conduct was unlawful.

1.10. “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and may include law firms or members thereof that are regularly retained by the Company but not any other party to the Proceeding giving rise to a claim for indemnification hereunder.  Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the standards of professional conduct then prevailing and applicable to such counsel, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

1.11. “Proceeding” includes any action, suit, arbitration, alternate dispute resolution mechanism, investigation (including any internal corporate investigation), administrative hearing or any other actual, threatened or completed proceeding whether civil, criminal, administrative or investigative, other than one initiated by Indemnitee.  For purposes of the foregoing sentence, a “Proceeding” shall not be deemed to have been initiated by Indemnitee where Indemnitee seeks to enforce Indemnitee’s rights under this Agreement.

ARTICLE II.
Term of Agreement

This Agreement shall continue until and terminate upon the later of: (i) ten (10) years after the date that Indemnitee shall have ceased to serve as a director, officer, employee, agent, trustee or fiduciary of the Company or of any other Enterprise; or (ii) the final termination of all pending Proceedings in respect of which Indemnitee is granted rights of indemnification or advancement of expenses hereunder; or (iii) the expiration of the statute of limitations with respect to any cause of action that arose or is alleged to have arisen during the Indemnitee’s service as a director, officer, employee, agent, trustee or fiduciary of the Company or of any other Enterprise and that could be asserted in a Proceeding in respect of which the Indemnitee is entitled to be indemnified hereunder.

ARTICLE III.
Services by Indemnitee, Notice of Proceedings

3.01. Services.  Indemnitee agrees to serve or continue to serve as an Director of the Company for so long as he is duly elected or appointed.  Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or any obligation imposed by operation of law).

3.02. Notice of Proceeding.  Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information, or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder, but the omission so to notify the Company shall not relieve the Company from its obligations hereunder, except to the extent that the Company is prejudiced thereby.

ARTICLE IV.
Indemnification

4.01. In General.  In connection with any Proceeding, the Company may or shall indemnify, and advance Expenses, to Indemnitee as provided in this Agreement to the fullest extent permitted by applicable law in effect on the date hereof and to such greater extent as applicable law may hereafter from time to time permit.

4.02. Proceedings Other Than Proceedings by or in the Right of the Company.  Indemnitee shall be entitled to the rights of indemnification provided in this Section 4.02 if, by reason of the Indemnitee’s Corporate Status, Indemnitee is, or is threatened to be made, a party to or is otherwise involved in any Proceeding, other than a Proceeding by or in the right of the Company.  Indemnitee shall be indemnified against Expenses, judgments,  penalties, fines and amounts paid in settlement, actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in Good Faith.  Notwithstanding the foregoing, if Indemnitee shall have been found to have violated the Employment Agreement or the Company’s Code of Conduct, the Company may, to the extent authorized by the Board, indemnify Indemnitee against Expenses, judgments, penalties, fines and amounts paid in settlement, actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding if Indemnitee acted in Good Faith.

4.03. Proceedings by or in the Right of the Company.

(a) Indemnitee shall be entitled to the rights of indemnification provided in this Section 4.03 if, by reason of Indemnitee’s Corporate Status, Indemnitee is, or is threatened to be made, a party to or is otherwise involved in any Proceeding brought by or in the right of the Company to procure a judgment in its favor.  Indemnitee shall be indemnified against Expenses, judgments, penalties, and amounts paid in settlement, actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding if Indemnitee acted in Good Faith.  Notwithstanding the foregoing, no such indemnification shall be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitee shall have been adjudged to be liable to the Company or if applicable law prohibits such indemnification; provided, however, that, if applicable law so permits, indemnification may nevertheless be made by the Company in such event if and only to the extent that the Court which is considering the matter shall determine.

(b) Notwithstanding any provision to the contrary in this Section, if the Board, Independent Counsel or the stockholders, as the case may be, making the determination with respect to indemnification as provided under Section 6.02 hereof, or the Court considering the matter determines that the act or omission which forms the basis for the claim which is the subject of the Proceeding violated the Employment Agreement or the Company’s Code of Conduct, then, notwithstanding that fact, the Company may, to the extent authorized by the Board, indemnify Indemnitee against all Expenses, judgments, penalties, and amounts paid in settlement, actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding if Indemnitee acted in Good Faith.

4.04. Indemnification of a Party Who is Wholly or Partly Successful.  Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a party to or is otherwise involved in and is successful, on the merits or otherwise, in any Proceeding, Indemnitee shall be indemnified to the maximum extent permitted by law, against all Expenses, judgments, penalties, fines, and amounts paid in settlement, actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith.  If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee to the maximum extent permitted by law, against all Expenses, judgments, penalties, fines and amounts paid in settlement, actually and reasonably incurred by such Indemnitee or on such Indemnitee’s behalf in connection with each successfully resolved claim, issue or matter.  For purposes of this Section 4.04 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

4.05. Indemnification for Expenses of a Witness.  Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a witness in any Proceeding, other than to a Proceeding addressed by Sections 4.02 or 4.03 (for which those provisions shall control), Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith.

ARTICLE V.
Advancement of Expenses

Notwithstanding any provision to the contrary in Article VI, the Company (acting through the Chairman of the Board, President or any Vice President of the Company) may advance all reasonable Expenses which, by reason of Indemnitee’s Corporate Status, were incurred by or on behalf of Indemnitee in connection with any Proceeding, within twenty (20) days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances, whether prior to or after final disposition of such Proceeding.   Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by an undertaking by or on behalf of the Indemnitee to repay any Expenses if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses.  Any advance and undertakings to repay pursuant to this Article V shall be unsecured and interest free.  Advancement of Expenses pursuant to this Article V shall not require approval of the Board of Directors or the stockholders of the Company, or of any other person or body.  The Secretary of the Company shall promptly advise the Board in writing of the request for advancement of Expenses,  of the amount and other details of the advance and of the undertaking to make repayment pursuant to this Article V.

ARTICLE VI.
Procedures for Determination of Entitlement to Indemnification and Defense of Claims

6.01. Initial Request.  To obtain indemnification under this Agreement (other than advancement of Expenses pursuant to Article V), Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification.  The Secretary of the Company shall promptly advise the Board in writing that Indemnitee has requested Indemnification.

6.02. Method of Determination.  A determination (if required by applicable law in the specific case) with respect to Indemnitee’s entitlement to indemnification shall be made (a) by the Board by a majority vote of a quorum consisting of Disinterested Directors, or (b) in the event that a quorum of the Board consisting of Disinterested Directors is not obtainable or, even if obtainable, if such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee, or (c) by the holders of a majority of the votes of the outstanding stock at the time entitled to vote on matters other than the election or removal of directors, voting as a single class, including the stock of the Indemnitee.

6.03. Selection, Payment, Discharge, or Independent Counsel.  In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 6.02 of this Agreement, the Independent Counsel shall be selected, paid, and discharged in the following manner:

(a) The Independent Counsel shall be selected by the Board, and the Company shall give written notice to Indemnitee advising Indemnitee of the identity of the Independent Counsel so selected.

(b) Following the initial selection described in clause (a) of this Section 6.03, Indemnitee may, within seven (7) days after such written notice of selection has been given, deliver to the Company a written objection to such selection.  Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 1.10 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion.  Absent a proper and timely objection, the person so selected shall act as Independent Counsel unless and until a court has determined that such objection is without merit.

(c) Either the Company or Indemnitee may petition a Court if the parties have been unable to agree on the selection of Independent Counsel within twenty (20) days after submission by Indemnitee of a written request for Indemnification pursuant to Section 6.01 of this Agreement.  Such petition may request a determination whether an objection to the party’s selection is without merit and/or seek the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate.  A person so appointed shall act as Independent Counsel under Section 6.02 of this Agreement.

(d) The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to this Agreement, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 6.03, regardless of the manner in which such Independent Counsel was selected or appointed.

6.04. Cooperation.  Indemnitee shall cooperate with the person, persons, or entity making the determination with respect to Indemnitee’s entitlement to indemnification under this Agreement, including providing to such person, persons, or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination.  Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons, or entity making such determination shall be borne by the Company (irrespective of the determination as to the Indemnitee’s entitlement to indemnification)  and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

6.05. Defense of Claim.  With respect to any Proceeding to which Indemnitee shall have requested indemnification in accordance with Section 6.01:

(a) The Company will be entitled to participate in the defense at its own expense.

(b) Except as otherwise provided below, the Company jointly with any other indemnifying party will be entitled to assume the defense with counsel reasonably satisfactory to Indemnitee.  After assumption by the Company of the defense of a suit, the Company will not be liable to Indemnitee under this Article for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense of the Proceeding other than reasonable costs of investigation or as otherwise provided below.  Indemnitee shall have the right to employ his own counsel in such Proceeding but the fees and expenses such counsel incurred after assumption by the Company of the defense shall be at the expense of the Indemnitee, unless (i) the employment of counsel by the Indemnitee has been authorized in writing by the Company, (ii) the Indemnitee shall have concluded reasonably that there may be a conflict of interest between the Company and the Indemnitee in the conduct of the defense of such action and such conclusion has been confirmed in writing by Independent Counsel, or (iii) the Company shall not in fact have employed counsel to assume the defense of such Proceeding.  The Company shall not be entitled to assume the defense of Indemnitee in any Proceeding brought by or in the right of the Company or as to which the Indemnitee shall have made the conclusion provided for in (ii) above and such conclusion shall have been so confirmed by the Company’s said outside counsel.

(c) Notwithstanding any provision of this Article to the contrary, the Company shall not be liable to indemnify the Indemnitee under this Article for any amounts paid in settlement of any Proceeding or claim effected without its written consent, which shall not unreasonably be withheld or delayed.  The Company shall not settle any Proceeding or claim in any manner which would impose any penalty, limitation, or disqualification of the Indemnitee for any purpose or would materially harm the reputation of the Indemnitee without the Indemnitee’s written consent.  Neither the Company nor the Indemnitee will unreasonably withhold their consent to any proposed settlement.

6.06. Payment.  If it is determined that Indemnitee is entitled to indemnification not covered by defense of the claim afforded under Section 6.05 above, payment to Indemnitee shall be made within ten (10) days after such determination.

ARTICLE VII.
Presumptions and Effect of Certain Proceedings

7.01. Effect of Other Proceedings.  The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of guilty or of nolo contendre or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely effect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in Good Faith.

7.02. Reliance as Safe Harbor.  For purposes of any determination of Good Faith, Indemnitee shall be deemed to have acted in Good Faith if Indemnitee’s action is taken in reliance on the records or books of account of the Enterprise, including financial statements, or in information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Enterprise.  The provisions of this Section 7.02 shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

7.03. Actions of Others.  The knowledge and/or actions, or failure to act, of any director, officer, employee, agent, trustee, or fiduciary of the Enterprise shall not be imputed to

Indemnitee for purposes of determining the right to indemnification under this Agreement.

ARTICLE VIII.
Non-Exclusivity, Insurance, Subrogation

8.01. Non-Exclusivity.  The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation, the By-laws, any agreement, a vote of shareholders or a resolution of directors, or otherwise.  No amendment, alteration, rescission or replacement of this Agreement or any provision hereof shall be effective as to Indemnitee with respect to any action taken or omitted by such Indemnitee in Indemnitee’s Corporate Status prior to such amendment, alteration, rescission or replacement.

8.02. Insurance.  The Company may maintain an insurance policy or policies against liability arising out of this Agreement or otherwise. To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, or agents or fiduciaries of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that such person serves at the request of the Company, the Company shall obtain coverage for Indemnitee under such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any director, officer, employee, agent or fiduciary under such policy or policies.  If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies.  The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

8.03. Subrogation.  In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

8.04. No Duplicate Payment.  The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement, or otherwise.

ARTICLE IX.
General Provisions

9.01. Successors and Assigns.  This Agreement shall be binding upon the Company and its successors and assigns and shall insure to the benefit of Indemnitee and Indemnitee’s legal representatives, heirs, executors, and administrators.

9.02. Severability.  If any provision or provisions of this Agreement shall be held to be invalid, illegal, or unenforceable for any reason whatsoever:

(a) the validity, legality, and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal, or unenforceable, that is not itself invalid, illegal, or unenforceable) shall not in any way be affected or impaired thereby; and

(b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal, or unenforceable that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal, or unenforceable.

9.03. Headings.  The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute party of this Agreement or to affect the construction thereof.

9.04. Modification and Waiver.  No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any such provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

9.05. Notices.  All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid , on the third business day after the date on which it is so mailed:

If to Indemnitee, to:

If to the Company, to:	Hittite Microwave Corporation
20 Alpha Road
Chelmsford, MA 01824
Attention: CEO

with a copy to:	Foley Hoag LLP
155 Seaport Boulevard
Boston, MA 02210
Attention: Robert W. Sweet, Jr.

or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

9.06. Governing Law.  The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without application of the conflict of laws principles thereof.

IN WITNESS THEREOF, the parties hereto have executed this Agreement on the 10th day of December, 2008.

Hittite Microwave Corporation

By:

INDEMNITEE:

By: